ROBERT A. YANOVER
					 LIMITED POWER OF ATTORNEY FOR
				    SECTION
16 REPORTING OBLIGATIONS


	    Know all by these presents, that the
undersigned herby makes,
constitutes, and appoints each of Scott Scherr, Mitchell K. Dauerman, and
Felicia Alvaro-Smitha, each acting
individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

	    (1) prepare,
execute, acknowledge, deliver, and file Forms 3, 4, and 5
(including any
amendments thereto) with respect to the securities of The
Ultimate
Software Group, Inc. (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges, and the Company as considered necessary or advisable under Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");


(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

	    (3)
perform any and all other acts, which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

	    The undersigned
acknowledges that:

	    (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

	    (2) any documents prepared
and/or executed by either such
attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

	    (3) neither
the Company nor either of such attorneys-in-fact assumes
(i) any
liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange
Act; and

	    (4) this Power of Attorney does
not relieve the undersigned from
responsibility for compliance with the
undersigned's obligations under the
Exchange Act, including without
limitation the reporting requirements under
Section 16 of the Exchange
Act.

	    The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	    This Power of Attorney
shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

	    IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of October 2002.



							 /s/ Robert
A. Yanover
							 Signature


							 Robert A. Yanover

Print Name


STATE OF Florida	)
				 )
COUNTY OF Broward    )